Exhibit 99.1

PHILLIPS-VAN HEUSEN CORPORATION

200 MADISON AVENUE

NEW YORK, N.Y. 10016

FOR IMMEDIATE RELEASE:

November 20, 2006

Contact:

Michael Shaffer

Executive Vice President and Chief Financial Officer

(212) 381-3523

www.pvh.com

PHILLIPS-VAN HEUSEN CORPORATION REPORTS 2006

THIRD QUARTER RESULTS

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THIRD QUARTER EPS OF $0.89 EXCEEDS GUIDANCE BY $0.07

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FOURTH QUARTER EPS ESTIMATE RAISED TO $0.43 FROM $0.41

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FULL YEAR EPS GUIDANCE INCREASED

New York, New York – Phillips-Van Heusen Corporation (NYSE: PVH) reported third quarter 2006 results.

GAAP Earnings

Third quarter 2006 GAAP net income was $50.8 million, or $0.89 per share, compared with third quarter 2005 GAAP net income of $40.3 million, or $0.73 per share.  For the nine months, GAAP net income was $128.5 million, or $2.19 per share, in 2006 compared with $88.8 million, or $1.44 per share, in 2005.

Non-GAAP Earnings

The discussions in this release that refer to non-GAAP earnings per share exclude certain items which are described under the heading “Non-GAAP Exclusions.”

For the third quarter of 2006, there were no non-GAAP exclusions and, thus, no non-GAAP earnings per share.  GAAP earnings per share of $0.89 was $0.07 to

$0.09 ahead of previous guidance and a 25% improvement over third quarter 2005 non-GAAP earnings per share of $0.71.   For the nine months, non-GAAP earnings per share was $2.16 in 2006 compared with $1.52 in 2005, an increase of 42%.

The third quarter earnings per share improvement was driven by strong sales performance coupled with a significant improvement in gross margin.  In the Calvin Klein licensing business, operating earnings increased 31% and operating margins were up almost 700 basis points, reflecting the significant leverage inherent in the licensing business model.  The Company’s wholesale and retail businesses grew operating earnings a combined 17% on 6% sales growth, as strong product sell-throughs drove gross margin improvements in the quarter.

Revenues

Total revenues in the third quarter of 2006 increased 7% to $568.3 million from $533.2 million in the prior year.  Revenue growth was driven by an 11% increase in Calvin Klein royalties due to continued growth from existing and new licensees.  The licensed Calvin Klein fragrance business showed particular strength, as women’s Euphoria continued to perform exceptionally well and was joined by the global launch of men’s Euphoria.  The positive comp store performance that the Company’s outlet retail business experienced in the first half of the year continued and accelerated during the quarter, with comp store sales growth of 11%.  In addition, revenues benefited from the growth across all of the Company’s wholesale sportswear businesses, but were partially offset by an anticipated sales decrease in the Company’s wholesale dress shirt business reflecting the residual impact of the Federated/May door closings for the year.

For the nine months, total revenues increased 6% to $1,533.6 million in 2006 from $1,448.8 million in 2005.

Balance Sheet

The Company ended the quarter with $358.6 million in cash, an increase of $188.3 million compared with the prior year’s third quarter. Receivables ended the quarter 11% below prior year levels, reflecting strong collections.  Inventories ended the quarter on plan, up 7% from last year and in line with the Company’s sales growth projections for the fourth quarter.  The Company’s higher year over year cash position, coupled with higher investment rates of return, resulted in a 46% decrease in net interest expense for the third quarter.

CEO Comments

Commenting on these results, Emanuel Chirico, Chief Executive Officer, noted, “We are extremely pleased with our third quarter results, which continue the positive trends we experienced in the first half of this year. The strength of the Calvin Klein brand and the execution of our business model for that brand continue to be key drivers in our earnings growth.  The performance of Calvin Klein, along with the growth exhibited by our outlet retail and wholesale sportswear businesses, enabled us to again exceed our previous guidance.”

Mr. Chirico continued, “During the third quarter, we announced our agreement to acquire Superba, Inc., a leading neckwear company with estimated 2006 revenues of $140 million.  The deal is expected to be effective January 1, 2007 and will be modestly accretive to 2007 earnings.  This acquisition is consistent with our strategy of adding brands or product categories that are synergistic and complement our existing businesses, in this case, dress shirts.”

Mr. Chirico concluded, “Our brands continue to perform extremely well across all channels of distribution, enabling us to intensify the investments we are making in marketing our brands.  During this upcoming holiday season, we are planning a $20 million increase in national advertising spending to support our Calvin Klein, Van Heusen, IZOD and Arrow brands. We believe that in the context of the changing retail landscape it is critical to take our message directly to consumers.  We feel that this continued commitment to the long-term strength of our brands will pay dividends in the future.”

2006 Earnings Guidance

GAAP Earnings Per Share

For the fourth quarter of 2006, GAAP earnings per share is projected to be $0.43, which compares with $0.41 in 2005.  For the full year 2006, GAAP earnings per share is projected to be $2.60, which compares with $1.85 in 2005.

Non-GAAP Earnings Per Share

For the fourth quarter of 2006, the Company expects no non-GAAP adjustments to projected GAAP earnings per share of $0.43.  This represents a 19% improvement over fourth quarter 2005 non-GAAP earnings per share of $0.36.  Included in the projection for the fourth quarter of 2006 is a $20 million increase in national advertising expense over the prior year’s fourth quarter.

For the full year 2006, non-GAAP earnings per share estimates are being increased to $2.59 from $2.46 to $2.50. This represents a 38% improvement over full year 2005 non-GAAP earnings per share of $1.88.  Included in the 2006 projection is a $22 million increase in national advertising expense over 2005.

Revenues

The Company projects fourth quarter 2006 revenues to be in a range of $528 million to $532 million, which represents an increase of 15% to 16% over last year.  Total revenues for the full year 2006 are expected to be $2.06 billion to $2.07 billion, which represents an increase of 8% over last year.

The Company’s 2006 revenues and earnings guidance does not reflect the impact of the pending acquisition of Superba, Inc., which would not be expected to have a material effect on 2006 revenues and earnings.

2007 Earnings Guidance

The Company believes 2007 earnings per share will grow to a range of $2.97 to $3.05, which represents growth of 15% to 18% over 2006 projected non-GAAP earnings per share of $2.59.  Revenues are projected to grow 5% to 7% in 2007.  The Company’s 2007 revenues and earnings guidance does not reflect the impact of the pending Superba acquisition, which is expected to be modestly accretive to earnings after giving effect to anticipated integration costs.

Non-GAAP Exclusions

Non-GAAP earnings per share in 2006 excludes (a) a one time pre-tax gain of $32.0 million associated with the sale on January 31, 2006 by the Company of minority interests in certain entities that operate various licensed Calvin Klein jeans and sportswear businesses in Europe and Asia; (b) pre-tax costs of $11.3 million associated with the closing in May 2006 of the Company’s apparel manufacturing facility in Ozark, Alabama; (c) pre-tax costs of $10.5 million resulting from the departure in February 2006 of Mark Weber, the Company’s former Chief Executive Officer and (d) an inducement payment of $10.2 million and costs of $0.7 million associated with the secondary common stock offering completed in the second quarter of 2006.

Non-GAAP earnings per share in 2005 is presented as if stock options had been expensed under the provisions of SFAS 123 ($0.02 per share effect in the third quarter, $0.10 per share effect in the nine months, $0.05 per share effect in the fourth quarter and $0.15 per share effect for the year) and excludes an inducement payment of $12.9 million and costs of $1.3 million associated with the secondary common stock offering completed in the second quarter of 2005.

Please see reconciliations of GAAP to non-GAAP earnings per share for 2005 and 2006.

The Company webcasts its conference calls to review its earnings releases.  The Company’s conference call to review its third quarter earnings release is scheduled for Tuesday, November 21, 2006 at 11:00 a.m. EST.  Please log on either to the Company’s web site at www.pvh.com and go to the News Releases page or to www.companyboardroom.com to listen to the live webcast of the conference call.  The webcast will be available for replay for one year after it is held, commencing approximately two hours after the live broadcast ends.  Please log on to www.pvh.com or www.companyboardroom.com as described above to listen to the replay.  In addition, an audio replay of the conference call is available for 48 hours starting one hour after it is held.  The replay of the conference call can be accessed by calling 1-888-203-1112 and using passcode #4750129.  The conference call and webcast consist of copyrighted material.  They may not be re-recorded, reproduced, re-transmitted, rebroadcast or otherwise used without the Company’s express written permission.  Your participation represents your consent to these terms and conditions, which are governed by New York law.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release and made during the conference call / webcast, including, without limitation, statements relating to the Company’s future revenues and earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the levels of sales of the Company’s apparel,  footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors and other factors;  (iii) the Company’s plans and results of operations will be affected by the Company’s ability to manage its growth and inventory, including the Company’s ability to continue to realize revenue growth from developing and growing Calvin Klein; (iv) the Company’s operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company’s ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials (particularly petroleum-based synthetic fabrics, which are currently in high demand), the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in the United States or any of the countries where the Company’s products are or are planned to be produced; (v) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas; (vi) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (vii) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands and (viii) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

This press release includes, and the conference call/webcast will include, certain non-GAAP financial measures, as defined under SEC rules.  A reconciliation of these measures is included in the financial information later in this release, as well as in the Company’s Current Report on Form 8-K furnished to the SEC in connection with this earnings release, which is available on the Company’s website at www.pvh.com and on the SEC’s website at www.sec.gov.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events or otherwise.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)

	Quarter Ended	Quarter Ended
	10/29/06	10/30/05

Net sales	$500,235	$471,778
Royalty revenues	52,037	47,559
Advertising and other revenues	15,989	13,844
Total revenues	$568,261	$533,181

Gross profit on net sales	$212,355	$187,843
Gross profit on royalty, advertising and other revenues	68,026	61,403
Total gross profit	280,381	249,246

Selling, general and administrative expenses	195,738	177,638

Earnings before interest and taxes	84,643	71,608

Interest expense, net	3,923	7,249

Pre-tax income	80,720	64,359

Income tax expense	29,947	24,070

Net income	50,773	40,289

Preferred stock dividends on convertible stock		3,229

Net income available to common stockholders	$ 50,773	$ 37,060

Diluted net income per common share(1)	$ 0.89	$ 0.73

Per share impact of expensing stock options		(0.02)(2)

Diluted net income per common share as adjusted		$ 0.71(2)

(1)

Please see the Notes to Consolidated Income Statements for a reconciliation of diluted net income per common share.

(2)

The adjustment to include the impact of expensing stock options for 2005 is for illustrative purposes only.  The Company did not expense stock options in fiscal 2005.  The Company implemented the provisions of SFAS 123R beginning in the first quarter of 2006.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)

	Nine Months Ended			Nine Months Ended
	10/29/06			10/30/05
	Results			Results
	Under		Non-GAAP	Under		Non-GAAP
	GAAP	Adjustments(1)	Results(1)	GAAP	Adjustments(2)	Results(2)

Net sales	$1,361,543		$1,361,543	$1,292,451		$1,292,451
Royalty revenues	130,384		130,384	117,059		117,059
Advertising and other revenues	41,700		41,700	39,249		39,249
Total revenues	$1,533,627		$1,533,627	$1,448,759		$1,448,759

Gross profit on net sales	$ 578,168		$ 578,168	$ 512,488		$ 512,488
Gross profit on royalty,
advertising and other revenues	172,084		172,084	156,308		156,308
Total gross profit	750,252		750,252	668,796		668,796

Selling, general and
administrative expenses	564,148	$ (21,829)	542,319	504,437		504,437

Gain on sale of investments	32,043	(32,043)

Earnings before interest
and taxes	218,147	(10,214)	207,933	164,359		164,359

Interest expense, net	13,901		13,901	22,555		22,555

Pre-tax income	204,246	(10,214)	194,032	141,804		141,804

Income tax expense	75,775	(3,789)	71,986	53,035		53,035

Net income	128,471	(6,425)	122,046	88,769		88,769

Preferred stock dividends on
convertible stock				9,688		9,688

Preferred stock dividends on
converted stock	3,230		3,230	2,051		2,051

Inducement payment and
offering costs	10,948	(10,948)		14,205	$ (14,205)

Net income available to
common stockholders	$ 114,293	$ 4,523	$ 118,816	$ 62,825	$ 14,205	$ 77,030

Diluted net income per
common share(3)	$ 2.19		$ 2.16	$ 1.44		$ 1.62

Per share impact of
expensing stock options						(0.10)(4)

Diluted net income per
common share as adjusted						$ 1.52(4)

(1)

Adjustments for the nine months ended October 29, 2006 consist of (a) a one time pre-tax gain of $32.0 million associated with the sale by the Company on January 31, 2006 of  minority interests in certain entities that operate various licensed Calvin Klein jeans and sportswear businesses in Europe and Asia; (b) pre-tax costs of $10.5 million resulting from the departure in February 2006 of Mark Weber, the Company’s former Chief Executive Officer; (c) pre-tax costs of $11.3 million associated with closing the Company’s apparel manufacturing facility in Ozark, Alabama in May 2006; and (d) an inducement payment and offering costs of

$10.9 million. The inducement payment and offering costs related to the conversion of the Company’s remaining outstanding shares of Series B convertible preferred stock by the holders of such stock into 11.6 million shares of common stock and the subsequent sale of 10.1 million shares of such stock by the holders in May 2006. The inducement payment and offering costs include (a) an inducement payment of $0.88 per share of common stock received upon conversion, or an aggregate of $10.2 million and (b) certain costs, totaling $0.7 million, incurred by the Company in connection with the secondary common stock offering.  The inducement payment was based on the net present value of the dividends that the Company would have been obligated to pay the holders of the Series B convertible preferred stock through the earliest date on which it was estimated that the Company would have had the right to convert the Series B convertible preferred stock, net of the net present value of the dividends payable on the shares of common stock into which the Series B convertible preferred stock was convertible over the same period.

(2)

Adjustments for the nine months ended October 30, 2005 consist of the inducement payment and offering costs related to the conversion of a portion of the Company's Series B convertible preferred stock by certain holders of such stock into 7.3 million shares of common stock and the subsequent sale of the 7.3 million common shares by the holders in July 2005.  The inducement payment and offering costs include (a) an inducement payment of $1.75 per share of common stock sold in the secondary common stock offering, or an aggregate of $12.9 million and (b) certain costs, totaling $1.3 million, incurred by the Company in connection with the secondary common stock offering.  The inducement payment was based on the net present value of the dividends that the Company would have been obligated to pay the holders of the Series B convertible preferred stock through the earliest date on which it was estimated that the Company would have had the right to convert the Series B convertible preferred stock, net of the net present value of the dividends payable on the shares of common stock into which the Series B convertible preferred stock was convertible over the same period.

(3)

Please see the Notes to Consolidated Income Statements for a reconciliation of diluted net income per common share.

(4)

The adjustment to include the impact of expensing stock options for 2005 is for illustrative purposes only.  The Company did not expense stock options in fiscal 2005.  The Company implemented the provisions of SFAS 123R beginning in the first quarter of 2006.

Notes to Consolidated Income Statements:

1.

The Company believes presenting non-GAAP results for the nine months ended October 29, 2006 and October 30, 2005 provides useful information to investors because many investors make decisions based on the ongoing operations of an enterprise.  The Company believes that investors often look at ongoing operations as a measure of assessing performance and as a basis for comparing past results against future results. Thus, the Company believes that the following items do not represent normal operating items and, as such, has provided reconciliations to present its ongoing results of operations excluding these items: (a) the gain associated with the sale by the Company on January 31, 2006 of minority interests in certain entities that operate various licensed Calvin Klein jeans and sportswear businesses in Europe and Asia; (b) costs resulting from the departure in February 2006 of Mark Weber, the Company’s former Chief Executive Officer; (c) costs associated with the May 2006 closing of the Company’s apparel manufacturing facility in Ozark, Alabama; and (d) the May 2006 and July 2005 inducement payments and offering costs discussed in footnotes (3) and (4) to Note 2b below.  The results excluding these items are the basis for certain incentive compensation calculations.  The Company believes that presenting its results including the impact of expensing stock options for 2005 provides useful information to investors because this allows investors to compare the Company’s results for 2005 as if stock options were expensed, to its results for 2006 which include the impact of expensing stock options.  The Company also uses its results excluding items (a) through (d) listed above and including the impact of expensing stock options to discuss its business with investment institutions, the Company’s Board of Directors and others.

2a.

The Company computed its quarterly diluted net income per common share as follows:

(In thousands, except per share data)

	Quarter Ended	Quarter Ended
	10/29/06	10/30/05

Net income	$50,773	$40,289

Weighted average common shares outstanding	55,430	42,063
Impact of dilutive stock options and warrants	1,383	1,777
Impact of assumed convertible preferred stock conversion		11,566

Total shares	56,813	55,406

Diluted net income per common share	$ 0.89	$ 0.73

Per share impact of expensing stock options		(0.02)(1)

Diluted net income per common share as adjusted		$ 0.71(1)

(1)

The adjustment to include the impact of expensing stock options for 2005 is for illustrative purposes only.  The Company did not expense stock options in fiscal 2005.  The Company implemented the provisions of SFAS 123R beginning in the first quarter of 2006.

2b. The Company computed its year to date diluted net income per common share as follows:

(In thousands, except per share data)

	Nine Months Ended			Nine Months Ended
	10/29/06			10/30/05
	Results		Non-	Results		Non-
	Under		GAAP	Under		GAAP
	GAAP	Adjustments	Results	GAAP	Adjustments	Results

Net income	$128,471	$ (6,425)(1)	$122,046	$88,769		$88,769

Less:
Preferred stock dividends
on converted stock	3,230	(3,230)(2)		2,051	$ (2,051)(2)
Inducement payment and
offering costs	10,948	(10,948)(3)		14,205	(14,205)(4)

Net income available to
common stockholders	$114,293	$ 7,753	$122,046	$72,513	$ 16,256	$88,769

Weighted average common
shares outstanding	50,921		50,921	36,845		36,845
Impact of dilutive stock options
and warrants	1,287		1,287	1,928		1,928
Impact of assumed convertible
preferred stock conversion				11,566		11,566
Impact of converted preferred
stock		4,321(5)	4,321		4,463(5)	4,463

Total shares	52,208	4,321	56,529	50,339	4,463	54,802

Diluted net income per
common share	$ 2.19		$ 2.16	$ 1.44		$ 1.62

Per share impact of
expensing stock options						(0.10)(6)

Diluted net income per
common share as adjusted						$ 1.52(6)

(1)

Includes (a) the gain associated with the sale by the Company on January 31, 2006 of minority interests in certain entities that operate various licensed Calvin Klein jeans and sportswear businesses in Europe and Asia; (b) costs resulting from the departure in February 2006 of Mark Weber, the Company’s former Chief Executive Officer; and (c) costs associated with the closing in May 2006 of the Company’s apparel manufacturing facility in Ozark, Alabama.

(2)

Elimination of dividends on preferred stock which would not have been included in the EPS computation under the if-converted method if the inducement payment and offering costs had not been incurred.  Eliminating such costs requires an EPS recalculation when applying the if-converted method of calculating diluted earnings per share.

(3)

Elimination of May 2006 inducement payment and offering costs associated with the conversion of preferred shares and the sale of shares of common stock issued upon conversion. The inducement payment and offering costs include (a) an inducement payment of $0.88 per share of common stock received upon conversion, or an aggregate of $10.2 million, and (b) certain costs, totaling $0.7 million, incurred by the Company in connection with the secondary common stock offering.

(4)

Elimination of July 2005 inducement payment and offering costs associated with the conversion of preferred shares and the sale of the shares of common stock issued upon conversion. The inducement payment and offering costs include (a) an inducement payment of $1.75 per share of common stock sold in the secondary common stock offering, or an aggregate of $12.9 million, and (b) certain costs, totaling $1.3 million, incurred by the Company in connection with the secondary common stock offering.

(5)

Additional shares which would have been included in the EPS computation under the if-converted method if the inducement payment and offering costs had not been incurred.

(6)

The adjustment to include the impact of expensing stock options for 2005 is for illustrative purposes only.  The Company did not expense stock options in fiscal 2005.  The Company implemented the provisions of SFAS 123R beginning in the first quarter of 2006.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Balance Sheets

(In thousands)

	October 29,	October 30,
	2006	2005
ASSETS
Current Assets:
Cash and Cash Equivalents	$ 358,602	$ 170,265
Receivables	168,742	189,679
Inventories	280,762	262,874
Other, including deferred taxes of $23,435 and $13,666	34,397	22,667
Total Current Assets	842,503	645,485
Property, Plant and Equipment	157,689	155,566
Goodwill and Other Intangible Assets	920,409	893,225
Other	24,308	29,448
	$1,944,909	$1,723,724

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable and Accrued Expenses	$ 248,074	$ 217,170
Other Liabilities, including deferred taxes of $265,704
and $233,141	393,916	381,665
Long-Term Debt	399,535	399,522
Series B Convertible Preferred Stock		161,926
Stockholders’ Equity	903,384	563,441
	$1,944,909	$1,723,724

PHILLIPS-VAN HEUSEN CORPORATION

Business Data

(In thousands)

	Quarter	Quarter
	Ended	Ended
	10/29/06	10/30/05
Revenues – Wholesale and Retail
Net sales	$500,235	$471,778
Royalty revenues	7,098	6,954
Advertising and other revenues	1,639	1,480
Total	508,972	480,212

Revenues – Calvin Klein Licensing
Royalty revenues	44,939	40,605
Advertising and other revenues	14,350	12,364
Total	59,289	52,969

Total Revenues
Net sales	500,235	471,778
Royalty revenues	52,037	47,559
Advertising and other revenues	15,989	13,844
Total	$568,261	$533,181

Operating earnings – Wholesale and Retail	$ 69,953	$ 59,988

Operating earnings – Calvin Klein Licensing	27,690	21,129

Corporate expenses	13,000	9,509

Earnings before interest and taxes	$ 84,643	$ 71,608

PHILLIPS-VAN HEUSEN CORPORATION

Business Data

(In thousands)

	Nine Months Ended
	10/29/06
	Results			Nine Months
	Under		Non-GAAP	Ended
	GAAP	Adjustments	Results	10/30/05
Revenues – Wholesale and Retail
Net sales	$1,361,543		$1,361,543	$1,292,451
Royalty revenues	19,823		19,823	18,650
Advertising and other revenues	4,977		4,977	3,886
Total	1,386,343		1,386,343	1,314,987

Revenues – Calvin Klein Licensing
Royalty revenues	110,561		110,561	98,409
Advertising and other revenues	36,723		36,723	35,363
Total	147,284		147,284	133,772

Total Revenues
Net sales	1,361,543		1,361,543	1,292,451
Royalty revenues	130,384		130,384	117,059
Advertising and other revenues	41,700		41,700	39,249
Total	$1,533,627		$1,533,627	$1,448,759

Operating earnings – Wholesale and Retail	$ 164,980	$ 11,294(1)	$ 176,274	$ 138,817

Operating earnings – Calvin Klein Licensing	100,735	(32,043)(2)	68,692	54,131

Corporate expenses	47,568	(10,535)(3)	37,033	28,589

Earnings before interest and taxes	$ 218,147	$(10,214)	$ 207,933	$ 164,359

(1)

Consists of costs associated with the May 2006 closing of the Company’s apparel manufacturing facility in Ozark, Alabama.

(2)

Consists of the one time gain associated with the sale by the Company on January 31, 2006 of minority interests in certain entities that operate various licensed Calvin Klein jeans and sportswear businesses in Europe and Asia.

(3)

Consists of costs resulting from the departure in February 2006 of Mark Weber, the Company’s former Chief Executive Officer.

PHILLIPS-VAN HEUSEN CORPORATION

Reconciliation of GAAP to non-GAAP 2006 Earnings Per Share Estimate

Set forth below is the Company’s reconciliation of its 2006 full year GAAP diluted earnings per share estimate to diluted earnings per share excluding the following:  (a) the gain associated with the sale by the Company on January 31, 2006 of minority interests in certain entities that operate various licensed Calvin Klein jeans and sportswear businesses in Europe and Asia; (b) costs resulting from the departure of Mark Weber, the Company’s former Chief Executive Officer; (c) costs associated in February 2006 with the May 2006 closing of the Company’s apparel manufacturing facility in Ozark, Alabama; and (d) the May 2006 inducement payment and offering costs described in footnote (1) below.  The Company believes that investors often look at ongoing operations as a measure of assessing performance and as a basis for comparing past results against future results.  Therefore, the Company believes presenting its results excluding items (a) through (d) listed above for its 2006 full year earnings estimate provides useful information to investors because this allows investors to make decisions based on the ongoing operations of the enterprise.  The Company uses its results excluding the items listed above to discuss its business with investment institutions, the Company’s Board of Directors and others.  Such results are also the basis for certain incentive compensation calculations.

(In thousands, except per share data)

2006 Full Year	GAAP		Non-GAAP
	Earnings	Adjustments	Earnings

Net income	$153,375		$153,375

One time net gain associated with the sale of minority interests in certain entities		$(20,155)	(20,155)

Departure costs associated with Mark Weber, the Company’s former CEO		6,626	6,626

Restructuring costs associated with manufacturing facility closing		7,104	7,104

Net income as adjusted	153,375	(6,425)	146,950

Less:
Inducement payment and offering costs	10,948	(10,948)(1)
Preferred stock dividends	3,230	(3,230)(2)

Net income available to common stockholders for diluted earnings per share	$139,197	$ 7,753	$146,950

Shares outstanding:
Weighted average common shares outstanding	52,100		52,100
Impact of diluted stock options and warrant	1,400		1,400
Impact of preferred stock		3,241(3)	3,241
Total shares outstanding for calculation	53,500	3,241	56,741

Diluted earnings per share	$ 2.60		$ 2.59

(1)

Elimination of inducement payment and offering costs associated with the conversion of preferred shares and the sale of shares of common stock issued upon conversion.  The inducement payment and offering costs include (a) an inducement payment of $0.88 per share of common stock converted by the preferred stockholders, or an aggregate of $10.2 million, and (b) certain costs, totaling $0.7 million, incurred by the Company in connection with the secondary common stock offering.

 (2)

Elimination of dividends on preferred stock which would not have been included in the EPS computation under the if-converted method if the inducement payment and offering costs had not been incurred. Eliminating such costs requires an EPS recalculation when applying the if-converted method of calculating diluted earnings per share.

(3)

Additional shares which would have been included in the EPS computation under the if-converted method if the inducement payment and offering costs had not been incurred.

PHILLIPS-VAN HEUSEN CORPORATION

Reconciliation of GAAP to non-GAAP 2005 Earnings Per Share

Set forth below is the Company's reconciliation of its 2005 full year GAAP diluted earnings per share to: (i) diluted earnings per share excluding the July 2005 inducement and offering costs and (ii) diluted earnings per share excluding the July 2005 inducement and offering costs and including the impact of expensing stock options.  The Company believes that investors often look at ongoing operations as a measure of assessing performance and as a basis for comparing past results against future results.  Therefore, the Company believes that presenting its results excluding the July 2005 inducement and offering costs provides useful information to investors because this allows investors to make decisions based on the ongoing operations of the enterprise.  Such results were the basis for certain incentive compensation calculations.  Further, the Company believes that presenting its results excluding the July 2005 inducement payment and offering costs and including the impact of expensing stock options provides useful information to investors because this allows investors to compare the Company's results for 2005 to its estimates for 2006 which include the impact of expensing stock options, as required by SFAS 123R.  The Company uses its results excluding the July 2005 inducement and offering costs and including the impact of expensing stock options to discuss its business with investment institutions, the Company's Board of Directors and others.

(In thousands, except per share data)

2005 Full Year	GAAP		Non-GAAP
	Earnings	Adjustments	Earnings

Net income	$111,688		$111,688

Less:
Preferred dividends on converted preferred stock	2,051	$ (2,051)(1)
Inducement payment and offering costs	14,205	(14,205)(2)

Net income available to common stockholders for diluted earnings per share	$ 95,432	$ 16,256	$111,688

Shares outstanding:
Weighted average common shares outstanding	38,297		38,297
Impact of dilutive stock options and warrant	1,832		1,832
Impact of assumed convertible preferred stock conversion	11,566		11,566
Impact of converted preferred stock		3,347(3)	3,347
Total shares outstanding for calculation	51,695	3,347	55,042

Diluted earnings per share	$ 1.85		$ 2.03

Per share impact of expensing stock options			(0.15)(4)

Diluted earnings per share as adjusted			$ 1.88

(1)

Elimination of dividends on preferred stock which would not have been included in the EPS computation under the if-converted method if the inducement payment and offering costs had not been incurred. Eliminating such costs requires an EPS recalculation when applying the if-converted method of calculating diluted earnings per share.

(2)

Elimination of inducement payment and offering costs associated with the conversion of preferred shares and the sale of the shares of common stock issued upon conversion.  The inducement payment and offering costs include (a) an inducement payment of $1.75 per share of common stock converted by the preferred stockholders, or an aggregate of $12.9 million, and (b) certain costs, totaling $1.3 million, incurred by the Company in connection with the secondary common stock offering.

(3)

Additional shares which would have been included in the EPS computation under the if-converted method if the inducement payment and offering costs had not been incurred.

(4)

The adjustment to include the impact of expensing stock options for 2005 is for illustrative purposes only.  The Company did not expense stock options in fiscal 2005.  The Company implemented the provisions of SFAS 123R beginning in the first quarter of 2006.